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                                                                   Exhibit 99.h


                           TRANSFER AGENCY AGREEMENT


                             DATED OCTOBER 1, 2000


                                BY AND BETWEEN


                    BT INVESTMENT FUNDS, BT ADVISOR FUNDS,


                BT PYRAMID MUTUAL FUNDS, BT INSTITUTIONAL FUNDS


                                      AND


                       INVESTMENT COMPANY CAPITAL CORP.
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                           TRANSFER AGENCY AGREEMENT
                           -------------------------

     TRANSFER AGENCY AGREEMENT (together with the exhibits attached hereto, this "Agreement"), dated October 1, 2000 by and between BT Investment Funds, BT Advisor Funds, BT Pyramid Mutual Funds and BT Institutional Funds, each a business trust organized under the laws of Massachusetts, (each a "Trust," and, collectively, the "Trusts") and INVESTMENT COMPANY CAPITAL CORP., a Maryland corporation ("ICCC").

                             W I T N E S S E T H :

     WHEREAS, each Trust is registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, in connection with the operation of each Trust, each Trust wishes to retain ICCC to provide the transfer agency services set forth in Exhibit A attached hereto and made a part hereof (the "Services") to each Trust with respect to each Trust's shares (the "Shares"); and

     WHEREAS, ICCC is willing to provide the Services on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, each Trust and ICCC agree as follows:

  1. Appointment. Each Trust hereby appoints ICCC, and ICCC hereby accepts such
     -----------
appointment, to provide the Services for and on behalf of each Trust in respect of the Shares upon the terms and conditions hereinafter set forth in this Agreement and in

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accordance with such procedures and controls as may be mutually agreed between each Trust and ICCC from time to time.

  2. Term. (a) This Agreement shall become effective on the date first set forth
     ----
above and shall continue in effect thereafter as the parties may mutually agree; provided, however, this Agreement may be terminated by each Trust or ICCC upon sixty (60) days written notice to the other party; and provided, further, this Agreement may be terminated in whole or in part by each Trust or ICCC if, in its judgment, the other party has materially breached any of the terms of this Agreement and such breach has remained unremedied for a period of thirty days following notification of the existence of the same from each Trust or ICCC, as the case may be; and provided, further, if in the judgment of each Trust or ICCC the breach cannot be remedied, each Trust or ICCC, as the case may be, may immediately terminate this Agreement. Termination of this Agreement as a result of a breach shall not preclude the non-breaching party from pursuing its legal and equitable remedies arising from such breach.

  (b) In the event that any change in law or regulation or circumstances beyond the reasonable control of the parties hereto requires or will require any of the parties hereto to materially change its duties or materially impair its rights under this Agreement, such party shall have the right to terminate this Agreement upon thirty days' notice to the other party.

  (c) Notwithstanding the foregoing, the rights and obligations of the parties under Section 12 shall survive the termination or expiration of this Agreement.

  3. Compensation Reimbursement. (a) As compensation for the Services performed
     --------------------------
by ICCC under this Agreement, each Trust agrees to pay ICCC a fee in the amount

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provided for in the existing Master Services Agreement between the Portfolios'
Investment Advisor and each Trust. Provided, however, that if this Agreement terminates prior to the date in which ICCC would be entitled to a particular fee, as provided for in Exhibit B, each Trust shall pay ICCC the pro-rata amount
                                                                 --------
payable to it for the period up to and including the date of such termination.

  (b) ICCC shall bear all expenses of its employees and their overhead and administrative expenses incurred in connection with the performance of its duties under this Agreement. Each Trust agrees to reimburse ICCC for all other out-of-pocket expenses as provide in Exhibit B. Such reimbursement is to be promptly made by each Trust after submission by ICCC to it of a request for reimbursement accompanied by documentation evidencing the same.

  4. Services. (a) ICCC duties and responsibilities are limited to those
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expressly set forth in this Agreement or as may be specifically agreed to by
ICCC and each Trust in writing. ICCC may consult with counsel acceptable to it, concerning any Trust requested duty changes and responsibilities under this Agreement.

  (b) Subject to Section 4(d), ICCC agrees to use its best efforts to provide the Services in a professional manner and each Trust agrees to cooperate and assist ICCC in any manner requested by it that is reasonably necessary to more fully carry out the purposes of this Agreement.

  (c) ICCC is authorized to employ such agents as shall be necessary or appropriate in its sole discretion to enable it to fulfill its responsibilities under this Agreement, provided that prior to doing so it obtains the consent of each Trust, such consent not to be unreasonably withheld. ICCC acknowledges that as of the date hereof it is its intention

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that substantially all of the Services will be performed by its employees and agents. All fees paid and reimbursement of expenses made to agents employed by ICCC shall be paid by each Trust as provided in Section 3(b).

  (d) Each Trust acknowledges and agrees that:

      (i) Certain other persons will be employed by or act as agents on behalf of each Trust in providing certain other services (the "Other Services") to each Trust that are necessary for the efficient and orderly operation of each Trust and the performance of the Services to be provided by ICCC; and

     (ii) Each Trust shall be solely responsible for ensuring that the Other Services are provided to ICCC in a good and correct manner and in such a format and at such times as required by ICCC so as to enable ICCC to provide the Services as herein specified; and

     (iii) ICCC shall not be responsible for verifying the accuracy or completeness of the Other Services provided to it.

  (e) Each Trust agrees at all times to keep ICCC fully informed with regard to its policies. Each Trust shall deliver to ICCC at a reasonable time in advance of filing by it with the Securities and Exchange Commission copies of any registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, and at a reasonable time in advance of its proposed use, copies of any prospectus and Statement of Additional Information, form or agreement relating to the Shares. Any change in such documents which would require any amendment or supplement to the terms of this Agreement shall be subject to ICCC consent, which consent shall not be unreasonably withheld.

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  5. Documents.  Each Trust has furnished ICCC true and complete copies of the
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following certified by a duly authorized officer of the Company:

  (a) Resolutions of the Board of Trustees of each Trust authorizing the appointment of ICCC to provide the Services and approving this Agreement;

  (b) The Master Trust Agreement and By-Laws, including all amendments thereto, of each Trust as in effect on the date hereof;

  (c) Each Trust's most recent registration statement relating to the Shares under the 1933 Act and the 1940 Act, including all amendments thereto; and

  (d) Each Trust's most recent prospectus and Statement of Additional Information relating to the Shares.

  Each Trust agrees to promptly deliver to ICCC true and complete copies of every amendment and supplementary to the aforementioned agreements and to notify ICCC whenever it obtains knowledge of any material inaccuracy in any of the aforementioned documents which may affect ICCC duties hereunder.

  6. Instructions. (a) "Authorized Person." The term "Authorized Person" shall
     ------------
mean any officer of each Fund or of the Portfolios and any other person, who is fully authorized by each Fund's Board of Directors or the Portfolios' Board of Trustees, to give valid Oral and Written Instructions on behalf of each Fund or the Portfolios.

     (b) "Oral Instructions." The term "Oral Instructions" shall mean oral instructions received by ICCC from an authorized person or from a person reasonably believed by ICCC to be an Authorized Person.

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     (c)  "Written Instructions." The term "Written Instructions" shall mean written instructions signed by two Authorized Persons and received by ICCC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

     (d) ICCC agrees not to provide any transfer agency services pursuant to this Agreement, other than the Services, without receipt of oral or written instructions from any Authorized Person. Notwithstanding any knowledge to the contrary, ICCC shall be fully protected with respect to any action or inaction taken in accordance with instructions received by it from any Authorized Person or any person reasonably believed by it to be an Authorized Person and shall have no liability or otherwise be responsible for the consequences resulting from the due implementation of such instructions.

     (c) ICCC shall not be responsible for any errors or inaccuracies contained in any instructions transmitted to it or for any failures or delays in such transmissions caused by equipment breakdowns or unavailability, except as a result of its negligence, bad faith, willful misconduct, or reckless disregard.

     (d) Each Trust agrees to use its best efforts to cause an Authorized Person to forward to ICCC written instructions confirming all oral instructions in a manner so that the written instructions are received by ICCC by the close of business on the same day that such oral instructions were given. Each Trust agrees that its failure to deliver written instructions confirming its oral instructions shall in no way affect the validity of the transactions resulting from the oral instructions or its agreement pursuant to Section 6(b) that ICCC shall be fully protected with respect to any action or inaction taken in accordance with instructions received by it.

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     7.  Record Keeping. (a) ICCC shall create and maintain true and complete
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books and records of the Services to be performed by it during the term of this
Agreement. All such books and records shall be the property of each Trust at all times and shall be available for inspection and audit by each Trust during the regular business hours of ICCC and upon reasonable notice from each Trust to ICCC. All costs and expenses incurred in connection with such inspection or audit shall be for the account of each Trust.

     (b) Upon the termination of this Agreement ICCC shall, at the expense and direction of each Trust, transfer to or on account of each Trust the books and records maintained by ICCC in connection with providing the Services. Notwithstanding the foregoing, ICCC may, at the expense of each Trust, retain copies of such books and records and have access to the originals delivered to each Trust at such times and in such a manner as each Trust may reasonably specify if required by ICCC in connection with any matter with any governmental or regulatory agency or judicial authority having authority over it.

     8.  Visitation. Upon reasonable notice by each Trust, ICCC shall make
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available during its regular business hours its facilities and premises employed in connection with its performance of this Agreement for visitation, upon such reasonable conditions as ICCC may impose, by authorized representatives of each Trust.

     9.  Assignments. Neither party shall assign its rights or duties under this
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Agreement without obtaining the prior consent of the other party.

     10. Indemnification. (a) Each Trust shall indemnify and hold ICCC and its
         ---------------
officers, directors, employees and agents harmless from and against any damages, losses, claims, liabilities, expenses, costs and disbursements of whatever kind (including reasonable

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attorneys' fees) which may be imposed on, asserted against or incurred by ICCC or by any of such persons in performing its or their duties hereunder or in any way relating to or arising out of the delivery of the Services; provided, however, that each Trust shall not be liable for any portion of such damages, losses, claims, liabilities, expenses, costs and disbursements directly resulting from ICCC or any of such persons own negligence, bad faith, willful misconduct or reckless disregard for its obligations hereunder in performing its duties herein specified.

     (b) In the event that ICCC requests each Trust to indemnify it as provided in subsection (a), ICCC shall use its best efforts to inform each Trust of the relevant facts in reasonable detail concerning the matter giving rise to such claim for indemnification. Each Trust may, upon notice to ICCC, elect to control the defense of ICCC against any claim which may be the subject of a claim for indemnification, provided, however, that ICCC may retain separate counsel to defend against such a claim at the expense of each Trust if, in its judgment, it has a separate defense to such claim not common with the defense, if any, of each Trust or if such claim, if adversely determined, may have a material adverse impact on its reputation; and provided, further, that nothing contained herein shall prevent ICCC from retaining separate counsel to defend such a claim at its own expense.

     (c) Notwithstanding anything herein to the contrary, the parties agree that ICCC shall not be liable for or be responsible for the payment of any consequential damages that arise in connection with its performance or non-performance of the terms of this Agreement.

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     11. Force Majeure. (a) Neither party shall be in default of this Agreement
         -------------
to the extent that any delay or failure in performance of its obligations results from any cause beyond its reasonable control, such as acts of God, acts of civil or military authority, national emergencies, embargoes, epidemics, war, riots, insurrections, fires, explosions, unusually severe weather conditions, strikes and similar labor difficulties and failure of the mails, transportation, communication or power supply.

     (b) If any such excused delay results in a delay in the performance of all or part of a party's obligations for more than thirty (30) consecutive days, the other party may, by written notice given to the party whose performance is delayed, terminate all or part of those obligations which may be affected by such delay without incurring any liability in connection therewith.

     (c) In the event of equipment breakdowns beyond its reasonable control, ICCC shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

     (d) ICCC shall incur no liability in connection with providing the Services which arises, either directly or indirectly, from the failure of the persons (including each Trust) providing the Other Services to provide the Other Services as herein provided or each Trust to provide the assistance contemplated by Section 4(b).

     12. Limitation on Services to be Provided. (a) Anything herein to the
         -------------------------------------
contrary notwithstanding, the terms of this Agreement shall not require, and ICCC in providing the Services shall not be required to take, any action which in the sole judgment of ICCC may, either directly or indirectly, constitute the issuing, underwriting, selling or distribution of securities.

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     13.  Representations and Warranties. (a) Each Trust represents, warrants
          ------------------------------
and covenants to ICCC that:

          (i) Each Trust is a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts and is an investment company duly registered and in compliance with all the terms, conditions and requirements of the 1940 Act;

          (ii) Each Trust is not party to or subject to any charter, by-law, agreement, law, rule, regulation, judgment or decree of any kind which would prevent its compliance with the terms of this Agreement or appointment of ICCC hereunder;

          (iii) Each Trust has full power and authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated thereby. This Agreement has been duly authorized, executed and delivered by each Trust and constitutes its legal, valid and binding obligation; and

          (iv) ICCC hereby agrees, if applicable, to establish and maintain facilities and procedures reasonably acceptable to each Trust for safekeeping of stock certificates, check forms, and facsimile signature imprinting devices, if any; and for their preparation or use, and for keeping account of such certificates, forms and devices.

     (b)  ICCC represents, warrants and covenants to each Trust that:

          (i) ICCC is a corporation, duly organized and validly existing under the laws of the State of Maryland;

          (ii) ICCC is not a party to or subject to any charter, by-law, agreement, law, rule, regulation, judgment, or decree of any kind which would prevent its compliance with the terms of this Agreement; and

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          (iii) ICCC has full corporate power and authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated thereby. This Agreement has been duly authorized, executed and delivered by ICCC and constitutes its legal, valid and binding obligation.

     14.  Intellectual Property. (a) The intellectual property rights in the
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books and records maintained by ICCC pursuant to Section 7 shall reside with each Trust.

     (b) Each Trust hereby grants ICCC, during the term of this Agreement, a limited right to use and reproduce any information and intellectual property of each Trust which is reasonably necessary for ICCC to fulfill its obligations under this Agreement. ICCC shall not disclose such information or intellectual property to any third party without the consent of each Trust.

     15.  No Third Party Beneficiaries. The terms of this Agreement shall be
          ----------------------------
binding upon, and inure to the benefit of, the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, whether express or implied, shall be construed to give any person (other than the parties hereto and their successors and permitted assigns) any legal or equitable right, remedy or claim under or in respect of any of the provisions contained in this Agreement.

     16.  Amendment. The terms of this Agreement may not be terminated, amended,
          ---------
supplemented, waived or modified except by an instrument in writing signed by the parties hereto.

     17.  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be an original and all of which taken together shall constitute one document.

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     18.  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law).

     19.  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties hereto with respect to subject matter hereof and supersedes all prior agreements, express or implied, with respect to such subject matter.

     20.  Headings. The table of contents and section captions are for
          --------
convenience of reference only and shall not modify or otherwise affect the meaning of any of the terms of this Agreement.

     21.  Notices. Except as herein provided, all notices or other
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communications herein provided shall be in writing and shall be given in person, by telecopier or telex or by first-class, postage prepaid mail to the respective parties as follows:

If to each Trust:

     One South Street
     Baltimore, MD 21202
     Attention:  Daniel O. Hirsch
                 Secretary

If to ICCC:

     ICCC
     One South Street
     Baltimore, MD 21202
     Attention:  Richard Hale
                 President

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or to such other address as any party may have furnished to the other party in writing in accordance herewith.  All notices shall be deemed to have been given
(a) if given by telex, when the appropriate answerback is received; (b) if given by telecopier, when confirmed; (c) if personally delivered, when delivered; and
(d) if delivered by mail, five days after posting.

     22. No Waiver. (a) No course of dealing or failure of either party to strictly enforce any term, right or condition of this Agreement shall be construed as a general waiver or relinquishment of such term, right or condition.

          (b) Waiver by either party of a default shall not be deemed a waiver of any other default.


          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                        BT INVESTMENT FUNDS


                                        By: /s/ Daniel O. Hirsch
                                            -----------------------------
                                            Name:  Daniel O. Hirsch
                                            Title: Secretary


                                        INVESTMENT COMPANY CAPITAL CORP.


                                        By: /s/ Richard Hale
                                            -----------------------------
                                            Name:  Richard Hale
                                            Title: President

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                                                                       EXHIBIT A

                 SERVICES TO BE PROVIDED BY ICCC TO EACH TRUST
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     ICCC agrees that it will perform all of the usual and ordinary services as
Transfer Agent and as agent for the various shareholder accounts including but not limited to: Issuing, transferring and canceling stock certificates; maintaining all shareholder accounts; preparing annual shareholder meeting lists; mailing, receiving and tabulating proxies; mailing shareholder reports and prospectuses; withholding taxes on non-resident alien accounts; preparing and filing U.S. Treasury Department Form 1099 for all shareholders; preparing and mailing confirmation forms to shareholders for all purchases and liquidations of Trust shares and other confirmable transactions in shareholder accounts; recording reinvestment of dividends and distributions, liquidations, and disbursements to be made to withdrawal planholders; processing the purchase of shares including, when applicable, in accordance with the instruction of each Trust's underwriter, the calculation of applicable sales charges, the determination of payments due to brokers, dealers, and each Trust's underwriter for sale for Trust shares and processing redemptions, repurchases and exchanges of Trust shares.

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